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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Brightpoint, Inc. for the registration of 4,600,000 shares of its common stock and to the inclusion of and incorporation by reference therein of our report dated January 28, 1997, with respect to the financial statements of Brightpoint, Inc. included therein and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP

Indianapolis, Indiana

July 14, 1997